EXHIBIT 10.1(d)


THE OMITTED PORTIONS INDICATED BY BRACKETS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                             EXCLUSIVE SUPPLY AGREEMENT

     This Exclusive Supply Agreement (Agreement) is entered into among Prime Succession, Inc. (Prime), Batesville Casket Co. (BCC), The Forethought Group
(TFG), and Forethought Life Insurance Company (FLIC). BCC, TFG and FLIC may be collectively referred to as "Sellers".

         WHEREAS Prime and BCC are parties to an existing Casket Supply Agreement dated January 1, 1992, as amended August, 1994, and May, 1995, and desire to enter into a new agreement effective January 1, 1998, in order to allow Prime to purchase from BCC certain of its requirements for caskets and urns.

         WHEREAS Prime desires to purchase from TFG and FLIC certain of its requirements for pre-need funeral planning services and funding products therefore.

         THEREFORE, in mutual consideration, the parties agree as follows:

                                           I. Exclusive Agreement with BCC

                                                      Article I

         Section 1.01. Exclusive Requirements Supply of Qualified Products. Prime agrees to purchase exclusively from BCC, and BCC agrees to sell to Prime, all of Prime's requirements from time to time for Qualified Products (as defined herein) for sale or use by Prime's licensed funeral homes. The current list of funeral homes for which this Agreement applies is shown in Exhibit A, Prime's Funeral Homes.

         (a) The term "Goods" shall mean Qualified Products and Other Products.

         (b) The term "Qualified Products" shall mean protective metal caskets, Cloth Products (defined as cloth covered caskets such as Essentials), hardwood caskets, poplar caskets, and 20 gauge metal protective caskets, cremation caskets, cremation containers, urns and, when introduced by BCC, non-protective steel caskets. The term also includes, to the extent available, those caskets developed and manufactured by BCC for [].

         (c) The term "Other Products" shall mean other types of caskets including, Jobbed Products, defined as products distributed by BCC which are not manufactured by BCC.

         (d) The term "Prime's Funeral Homes" means those firms listed in Exhibit A and any firms acquired by Prime while this Agreement is in effect. Funeral homes divested by Prime will cease to be Prime's Funeral Homes at the time ownership is transferred.

                                                     Article Two
                                                Orders and Deliveries

         Section 2.01. Placement of Orders. Prime (acting through its local funeral home) shall place orders for Goods directly with BCC at BCC's nearest service center or as BCC may otherwise designate. All orders shall specify (a) the models and quantities of Goods ordered, (b) the requested delivery date and
(c) the delivery location. The requested delivery date shall be the next regularly scheduled delivery by BCC to that location unless otherwise agreed by BCC.

         Section 2.02. Acceptance of Orders. BCC shall accept Prime's order unless the requested models and quantities of Goods are not available. For accepted orders, BCC shall inform Prime of the expected delivery date. If an ordered Good will not be available for shipment on the requested delivery date, BCC shall inform Prime and provide BCC's best estimate of the date on which such Good will be available and delivered or mutually agree upon another Good.

     Section 2.03. Delivery. BCC shall deliver Goods to Prime F.O.B. the ordering funeral home. BCC shall be responsible for all freight and other shipping charges for the delivery of the Goods. Prime shall pay the shipping invoices on or before the fifteenth day of the month immediately following the month in which the shipping invoice is rendered.

     Section 2.04. Title and Risk of Loss. Title and risk of loss of Goods shall be transferred from BCC to Prime at the time and location of delivery.

         Section 2.05. Inspection, Rejection and Acceptance. Prime shall inspect the Goods at its expense upon delivery and promptly notify BCC of any breakage, shortage, delivery of wrong Good or other discrepancy between the delivered Goods and the purchase and shipping documents. Prime shall retain and safeguard any defective or other nonconforming Good for inspection by BCC and its insurer and, if appropriate, for return shipment to BCC. If the return is initiated within 30 days of the invoice date, there will be no charge to Prime for the return. If the return of Goods is initiated more than 30 days but not more than 12 months from the invoice date, there will be no charge to Prime if the Good is salable and undamaged provided however that if the Good is damaged and/or requires repairs, Prime will be charged for these damages or repairs at BCC's cost. If the return of Goods is initiated more than 12 months from the invoice date, Prime will be charged a minimum refurbishing fee of $25 per unit plus the costs of any damages or repairs.

                                                    Article Three

         Section 3.01. Purchase Price. The per unit purchase price (the "Purchase Price") of a Good purchased by Prime from time to time shall be the List Price (as defined in Section 3.02) of the Good. (All prices, payments and rebates referred to in this Agreement shall mean United States Dollars, payable in cash or its equivalent.)

         Section 3.02. List Price. The "List Price" of a Good delivered to Prime at a particular location shall be the list price, as set forth in CSC Price List, for BCC's customers in that location or geographic zone generally (exclusive of all taxes) as determined and adjusted from time to time by BCC.

         Section 3.03. Program Amount. The "Program Amount" applicable to a Good shall be the sum of the Up Front Allowance and the Quarterly Rebate (as such terms are herein defined) applicable to such Good.

     (a) The "Up Front Allowance" shall be the product of (i) the List Price of a Good, purchased by Prime hereunder as contained in the monthly statements, and
(ii) [], except as set forth in Section 3.04(d). Notwithstanding the foregoing, the Up Front Allowance shall be zero with respect to any Good if BCC's statement for such Good is not paid in full on or before the fifteenth day of the month immediately following the month in which the statement is rendered.

     (b) The "Quarterly Rebate" shall be the product of (i) the List Price of a Good, determined or as adjusted pursuant to Section 3.02, purchased by Prime and paid for in full during a particular Fiscal Quarter (as herein defined), and
(ii) a percentage applicable to such Good, which shall be as specified opposite such Good below (the "Applicable Rebate Percentage"):

                           Good                     Applicable Rebate Percentage

                  Bronze and Copper Caskets                            [ ]%
                  Hardwood Caskets (other than
                           Poplar Caskets) and
                           16 Gauge Metal Caskets                      [ ]%
                  18 Gauge Metal Caskets                               [ ]%
                  19 and 20 Gauge Metal Caskets
                           and Poplar Caskets                          [ ]%
                  NewPointe Caskets                                    [ ]%
                  Q Shell, Delray Poplar Caskets                       [ ]%
                  Cloth and Jobbed Products or any other Good          [ ]%

     For purposes of this Agreement, a Fiscal Quarter shall be the three (3) months period ending March 31, June 30, September 30 and December 31 of a year.

     (c) Upon BCC's introduction of nonprotective steel caskets, Prime and Sellers shall agree on the Program Amount to be applicable to such Goods.

     (d) Prime agrees to allow BCC the right to inspect its records, upon reasonable notice, in order to verify the total amount of purchases of Qualified Products and to inspect any other records necessary to verify Prime's obligations pursuant to this Agreement.

(e) The "Up Front Allowance" specified in Section 3.03(a), the "Quarterly Rebate" specified in Section 3.03(b) and the "Up Front Allowance" specified in
Section 3.04(d) shall be credited or paid with respect to the first [] dollars ($[]) of goods ordered in 1998 where payments are [].

     Section 3.04. Volume Rebate for Cremation Caskets, Cremation Containers and Urns.

     (a) BCC agrees to pay to Prime a one-time rebate based upon the volume of cremation caskets, cremation containers and urns (based upon List Price) purchased from January 1, 1998, through December 31, 1998, according to the following schedule:

                                     ----------------------------------------------------------------------------------------------
                                                            Type of Material of Cremation Casket,
                                                                  Cremation Container of Urn
------------------------------------ ----------------------------------------------------------------------------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
                                                               Cast Bronze,
                                                                  Marble,
                                                                 Acrylic,
                                                                 Cloisonne             Specie                 Poplar,
                                       Wood/Sheet                                        Wood                Hardboard
      Dollar Volume                      Bronze
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
$1-200,000                                 []%                       []%                    []%                     []%
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
$200,001- 300,000                          []%                       []%                    []%                     []%
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
$300,001- 400,000                          []%                       []%                    []%                     []%
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
$400,001- 500,000                          []%                       []%                    []%                     []%
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------
Above $500,001                             []%                       []%                    []%                     []%
------------------------------------ ------------------------- ----------------------- ------------------- ------------------------


     (b) Keepsake Mementos shall be included in the dollar volume, according to the material of which it is made.

     (c) The one-time rebate shall be paid within fifteen business days after the end of December 31, 1998.

     (d) Prime shall be entitled to an "Up Front Allowance" for cremation caskets, cremation containers and urns. The "Up Front Allowance" shall be the product of the List Price of such product and []%. Notwithstanding the foregoing, the Up Front Allowance shall be zero with respect to any product if BCC's statement for such product is not paid in full on or before the fifteenth day of the month immediately following the month in which the statement is rendered.

                                                     Article Four

         Section 4.01. Statement. BCC shall render a monthly statement for each shipment of Goods to Prime of the Goods delivered that month to Prime. Statements shall be sent to the Prime's Funeral Home which ordered the Goods so delivered, or such other location as may be designated by Prime. Anything herein to the contrary notwithstanding, such statements shall be rendered based on BCC's List Prices as then in effect (the "Actual List Prices"). If any such aggregate Actual List Prices are in excess of the aggregate List Prices to be paid by Prime pursuant to Section 3.02 for any Fiscal Quarter, BCC shall pay the amount of any such excess to Prime in the same manner as provided in Section
4.03 for the Quarterly Rebate.

         Section 4.02. Payment of List Price. Prime shall pay the List Price less the applicable Up Front Allowance, if any, due to BCC under this Agreement on or before the fifteenth day of the month immediately following the month in which the statement is rendered. All payments shall be sent to the location as designated by BCC.

         Section 4.03. Remittance of Program Amount. The applicable Up Front Allowance, if any, for a Good shall be deducted from the List Price otherwise payable for the Good if the applicable statement is timely paid by Prime. The Quarterly Rebate, if any, with respect to a particular Fiscal Quarter shall be remitted to Prime by wire transfer to Prime's Account No. [] at the First National Bank of Chicago, ABA [], or such other account as may be designated by Prime, within fifteen (15) business days after the end of that Fiscal Quarter.

                                                     Article Five

         Section 5.01. [] with BCC. BCC and Prime agree that, as of January 1, 1998, [].

         Section 5.02. [] Payments in 1998. Prime agrees to pay BCC in twelve (12) payments, beginning January 1, 1998, [], as set forth in Exhibit B,[] Table.

Section 5.03. [] Payments and []. BCC agrees to [] the payments for Prime's [] dollars ($[]) of Goods ordered in 1998. Beginning January 1, 1999, Prime agrees to pay BCC, over a six (6) year time period, the [] dollars, ($[]) referenced in the preceding sentence, [] to BCC in the amount of [] dollars ($[]) and []% annual interest. The payments shall be as set forth in Exhibit C, [] Table.

                     II. Exclusive Marketing Agreement with TFG and FLIC

         Section 6.01. Exclusive Marketing Agreement. TFG and FLIC and Prime agree to enter into this exclusive marketing agreement wherein Prime, as an insurance agency, will serve as an exclusive preneed seller for its funeral homes as listed in Exhibit A, Prime's Funeral Homes. Prime shall offer only FLIC insurance products for all pre-need contracts funded with insurance, whether directly or indirectly, and for all sales of final expense insurance. Prime agrees to execute a Participation Agreement (attached as Exhibit D) to cover all Prime's Funeral Homes.

         Section 6.02.  Terms.

         (a) The marketing agreement between Prime and FLIC will only apply to business sold, while the arrangement is in effect, through Prime's Funeral Home owned now or in the future by Prime. Funeral homes divested by Prime or which otherwise become non-affiliated will cease to be included under this arrangement as of the time ownership is transferred.

         (b) The General Agent Agreement between Prime and FLIC is as set forth in Exhibit E, General Agent Agreement. The marketing arrangement will be in effect for an initial term of from January 1, 1998 through December 31, 2004. During the term of this Agreement, FLIC and Prime will meet annually to set the following year's target block amount and marketing payment amount.

     (c) For the time period from January 1, 1998 and through December 31, 1998, FLIC and Prime agree on a minimum 1998 calendar target of $[] million dollars in gross funeral value sold through the use of FLIC products. FLIC and Prime also agree for any amount of gross funeral value sold by Prime in 1998 in excess of the target, FLIC will pay Prime an amount equal to []. Any amount therefore will be paid within 15 days of the end of the calendar year. (Gross funeral value means the total of an initial funeral price shown on the preneed contract statement of funeral goods and services sold by Prime's Funeral Homes which are funded by a FLIC policy.)

         (d) FLIC has sole authority to appoint individuals selected by Prime to serve as agents under the General Agent Agreement and reserves the right to refuse the appointment of any individual or to terminate the appointment of any agent at any time. Nonetheless, appointment of individuals as agents will not be unreasonably withheld by FLIC. The marketing arrangement and the General Agent Agreement will apply to business in the United States only. Prime shall maintain all regulatory licenses, registrations and reporting required by any regulatory agency. The parties agree that FLIC may include affiliated entities.

         (e)  The  marketing   arrangement   and  the  General  Agent  Agreement
Commission  Schedules  2372-08(PCS)  0198,,  2797-01-24  (PSC)  0198 (MN  only),
1029-14-23 (PSC) 0198 (MI only) and 2908-01-0198 Forethought TrustPlusSM and Forethought TrustOneSM apply to current product offerings of FLIC as shown in Exhibit F in all states in which FLIC operates. This does not preclude a separate arrangement in the event the parties desire to offer additional products or product innovations at some time in the future. In the event state or federal laws, regulations or guidelines change so as to require, FLIC will modify or discontinue the product offerings to the extent necessary to maintain regulatory compliance or a level of profitability acceptable to FLIC.

         (f) The General Agent Agreement Commission Schedules between Prime and FLIC do not provide for the inclusion of trust rollovers or conversions. (Commission for these shall be negotiated separately). However, the marketing arrangement between Prime and FLIC will include the funeral value of bulk trust rollovers or the conversion of funds from Prime trust accounts to FLIC policies in determining the gross funeral value sold by Prime in a year.

         (g) The Participation Agreement, as set forth in Exhibit D, Participation Agreement, between TFG and Prime will apply to all of Prime's Funeral Homes. Prime will notify TFG in writing of any additions or deletions to the list in a timely manner. TFG will update its records accordingly. Prime will provide FLIC with a current list of agents which are authorized to represent Prime and will notify FLIC of any additions or deletions to the list in a timely manner. Agents will be permitted to sell or offer to sell FLIC insurance after they are: licensed by appropriate state agencies, duly appointed by FLIC and operating under an Agent Agreement with Prime.

         (h) At the discretion of Prime, it will be eligible to participate in any and all marketing programs, except the incentive programs (for example Forethought Peak Performers Program) developed by the Forethought National Markets SBU. Marketing assistance will include, at no cost, the marketing consulting provided to Prime through National Markets field-based representatives, as well as, National Markets home office-based marketing associates. Marketing programs developed or offered by the National Markets SBU on a fee basis will be available to Prime at the full fee as determined by TFG (e.g., Alert Card). Transportation costs and housing related to customized training programs will be borne solely by Prime. The cost of developing and staffing the training program will be absorbed by TFG. If Prime elects to participate in a TFG national advertising program, Prime firms will be required to pay, in full, for what would otherwise be offered by TFG as cooperative advertising materials.

                                                III. Other Provisions
                                                    Article Seven

         Section 7.01. Organization and Power of Prime to Enter into this Agreement and Non-Contravention. Prime hereby represents and warrants to Sellers that:

     (a) Prime is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by Prime and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceeding on the part of it is necessary to authorize this Agreement and the transactions contemplated hereby.

     (c) Neither the execution and the delivery of this Agreement nor compliance by Prime with its terms and provisions will violate (i) any provision of the governing instrument or other organizational documents of Prime; (ii) any contract provision, license, franchise or permit to which Prime is a party or by which it is bound; or (iii) any law, statute or regulation or, insofar as is known to Prime, any injunction, order or decree of any government agency or authority or court to which Prime is subject except where, in all cases, such violation would not have a material adverse effect or materially impair the ability of Prime to perform its obligations under this Agreement.

         Section 7.02. Representation and Warranty of Signatories' Authorization. Each individual signing this Agreement on behalf of a party hereby personally represents and warrants to the other parties that he or she is duly authorized to do so.

                                                    Article Eight
                                        Term and Termination of the Agreement

         Section 8.01. Term. This Agreement shall become effective on the January 1, 1998, and, unless earlier terminated in accordance with this Article, shall expire on December 31, 2004.

         Section 8.02.  Termination.

     (a) If Sellers committed a breach of any material representation or warranty contained in this Agreement, or at any time during the term of this Agreement materially breaches any obligation hereunder and such breach is not cured within thirty (30) days after delivery of notice from Prime to Sellers specifying the nature of the material breach, Prime may terminate this Agreement by giving notice to Sellers within thirty (30) days after the end of such cure period.

     (b) If Prime committed a breach of any material representation or warranty contained in this Agreement, or at any time during the term of this Agreement materially breaches any obligation hereunder and such breach is not cured within thirty (30) days after delivery of notice from Sellers to Prime specifying the nature of the material breach, Sellers may terminate this Agreement by giving notice thereof to Prime within thirty (30) days after the end of such cure period. In such event, Sellers shall have the right, at their option, to accelerate and call due and payable the []. In addition, Sellers shall be entitled to all remedies at law or at in equity to which it is entitled as a result of such breach, as well as [] from the date of said breach at[].

     (c) If a trustee in bankruptcy or receiver or similar entity is appointed for Prime, or if Sellers otherwise determines in its sole discretion that Prime is financially insolvent, Sellers may immediately terminate this Agreement by giving notice thereof to Prime.

     (d) If a trustee in bankruptcy or receiver or similar entity is appointed for Sellers, Prime may immediately terminate this Agreement by giving notice thereof to Sellers.

         Section 8.03. No Waiver of Other Rights or Remedies. The exercise by either party of any right of termination under this Article shall not constitute a waiver of any other rights or remedies available to such party for violation of the terms of this Agreement under this Agreement or under applicable law.

                                                     Article Nine

         Section 9.01. Confidential Information. "Confidential Information" means any information, written or oral, disclosed to one party (the "Recipient") by another party (the "Discloser") in the course of performing or operating under this Agreement, related to Discloser's business, including, but not limited to, information related to research, inventions, manufacturing, purchasing, accounting, marketing, selling, customer requirements, and the existence, terms and conditions of this Agreement and other information and documents related thereto and the terms thereof with the following exceptions:
(1) information which Recipient can demonstrate in writing was known by Recipient prior to being disclosed by Discloser to Recipient; (2) information ascertainable or obtainable from public or published sources; (3) information received by Recipient from a third party who is not employed or affiliated with Discloser or is not under an obligation to Discloser to maintain such information in confidence; and (4) information which is or becomes known to the public generally other than by a breach of this Agreement by Recipient.

         Section 9.02. Non-Disclosure. Recipient acknowledges that all Confidential Information shall at all times remain the property of Discloser, and except as required to perform its obligations under this Agreement, Recipient shall not, during the term of this Agreement or thereafter, directly or indirectly use, divulge, disseminate, disclose, lecture upon, or publish any Confidential Information for any purpose whatsoever including, but not limited to, in connection with divestitures, without having first obtained written permission from Discloser to do so and shall safeguard and maintain secret all Confidential Information and all documents and things that include or embody Confidential Information.

         Section 9.03. Other Parties Bounds. In order to comply with its obligations under this Article, each party shall bind and engage all of its officers, employees, agents, and the like who might reasonably be expected to assist in the purchase, sale, delivery or administration of the products to an agreement having terms the same as or equivalent to the terms of this Article.

                                                     Article Ten
                                                     Assignments

         No party may directly or indirectly assign its rights or obligations under this Agreement (voluntarily, involuntarily or by operation of law) to any other person or entity without the prior consent of the other party hereto. [For this purpose, the acquisition of 50% of the capital stock or assets of Prime by a third party or a merger of Prime with or into a third party shall be deemed to constitute an assignment of Prime's rights and obligations under this Agreement. Notwithstanding the foregoing, if any person or entity proposes to acquire over fifty percent (50%) of the capital stock or assets of Prime, whether by purchase, exchange, merger, liquidation or otherwise, Prime shall give Sellers notice thereof within five (5) days after Prime becomes aware of such proposal and, if requested by Sellers, shall cause such acquiring person or entity to accept and assume in writing the rights and obligations of Prime under this Agreement effective upon the consummation of such acquisition transaction. Prime agrees that it shall consummate such transaction only after the delivery to Sellers of such acceptance and assumption executed by the acquiring person or entity. Prime agrees that, if it should fail to comply with the terms of the immediately preceding sentence, it would cause irreparable harm to Sellers which cannot adequately be remedied through monetary damages and would frustrate a fundamental reason for Sellers to enter into this Agreement, and therefore authorizes any court of competent jurisdiction upon request by Sellers to require specific performance of its obligations under such sentence.] This Agreement shall be binding upon and inure to the benefit of any permitted or requested successor or assignee of a party hereto, provided, however, that in no event shall any person or entity which acquires a business or assets from Prime be entitled to the benefits of this Agreement without the express written consent of Sellers.



                                                   Article Eleven
                                              Miscellaneous Provisions

         Section 11.01. Nature of Relationship Between Parties. Prime and Sellers agree that their relationship is that of buyer and seller only. Prime and Sellers agree that Prime and Sellers are independent contractors. This Agreement does not make either Prime or Sellers the agent or legal representative of the other for any purpose whatsoever. Prime and Sellers further agree that no representation shall be made by either that would create an apparent agency, employment, partnership or joint venture. Neither Prime nor Sellers shall have the power, expressed or implied, to obligate or bind the other in any manner whatsoever.

         Section 11.02. Force Majeure. Sellers shall not be liable for any failure to perform its obligations hereunder if (and during such time as) such failure is due to causes beyond the reasonable control of Sellers, including, but not limited to, acts of God, fires, floods, accidents, strikes or other labor disputes, wars, plant shutdowns, equipment failures, production curtailment, inability to obtain, sell, deliver or supply Goods due to unavailability or scarcity of materials, equipment or transportation breakdowns, or voluntary or involuntary compliance with any law, order, rule or regulation of any governmental agency or authority, and similar items. If Sellers are unable to perform because of any such causes, it shall provide notice to Prime of such inability as promptly as is feasible under the circumstances. During any such period of force majeure, Sellers will be excused from the sale obligations set forth in this Agreement. Sellers shall provide notice to Prime of the conclusion of such period of force majeure.

         Section 11.03. Integration. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, there being no oral or other written agreements between them relating to the subject matter of this Agreement, and supersedes all prior agreements, (specifically including the Casket Supply Agreement dated January 1, 1992, as amended August, 1994, and May, 1995, between Prime and BCC), understandings, negotiations, commitments or any other writings or communications with respect to such subject matter between the parties. Neither party to this Agreement has executed this Agreement in reliance on any representations, warranties or statements made by the other party except for those expressly set forth herein.

         Section 11.04. Amendment; Waiver. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising under this Agreement shall be valid or binding for any purpose unless in writing and duly executed by the party against whom the same is sought to be asserted. No waiver by either party of any breach, or the failure of either party to enforce any of the terms and conditions of this Agreement, shall in any way affect, limit or waive such party's right thereafter to enforce and compel compliance with each and every term and condition of this Agreement, or to terminate this Agreement in accordance with its terms.

         Section 11.05. Notices. Except for orders, invoices and payments for which other provision is made in this Agreement, all notices, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given if, and effective as of such time as, it is (a) delivered by hand (with written confirmation of receipt); (b) delivered to the addressee, if sent by a nationally recognized overnight delivery service (receipt requested); or (c) sent by telecopier (with written confirmation of receipt), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  IF TO PRIME:              Prime Succession, Inc.


                                            Attn:
                                            Telecopier:

                  IF TO SELLERS:            Batesville Casket Company, Inc.
                                            One Batesville Blvd.
                                            Batesville, Indiana  47006-9169
                                            Attn:  Michael DiBease
                                            Telecopier: (812) 934-8675

                                            The Forethought Group and
                                            Forethought Life Insurance Company
                                            Forethought Center
                                            Batesville, Indiana  47006-4826
                                            Attn:  J. Christopher Burke
                                            Telecopier:  (812) 934-8564

                  WITH COPY TO:     Hillenbrand Industries, Inc.
                                            700 State Route 46
                                            Batesville, Indiana  47006-9169
                                            Attn: Legal Department
                                            Telecopier: (812) 934-1633

         Section 11.06. Governing Law; Venue. This Agreement shall be governed in all respects, including validity, interpretation and effect, by and construed in accordance with the internal laws of the State of Indiana, without regard to principles of conflicts of law. The parties expressly consent to exclusive personal jurisdiction and venue in the federal and state courts of the State of Indiana.

         Section 11.07. Voidness; Severability. This Agreement shall be void and of no effect in any jurisdiction in which its execution or performance, as a whole, would be illegal for any reason. The provisions of the Agreement shall be severable and, if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable under the laws of any jurisdiction, such provision shall be void in that jurisdiction. The illegality, invalidity, or unenforceability of such void provision shall not affect such provision in any other jurisdiction or affect any other provision of this Agreement in any jurisdiction, and the remainder of the Agreement shall continue in full force and effect as though such void provision had not been contained herein or therein, unless such continuation would result in a gross inequity or unreasonable hardship for Prime or Sellers.

         Section 11.08. Survival of Obligations. The parties' obligations which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.












         IN WITNESS WHEREOF, Prime and Sellers have caused this Agreement to be executed by their duly authorized officers on the date or dates indicated below.


BATESVILLE CASKET COMPANY, INC.,                  PRIME SUCCESSION, INC.

/s/ Michael L. DiBease                            /s/ MYLES S. CAIRNS
Michael l. DiBease                                Myles S. Cairns
VP National Markets                               Chief Financial Officer,
                                                  Secretary and Treasurer

THE FORETHOUGHT GROUP

/s/ J. Christopher Burk
J. Christopher Burk
VP National Markets

FORETHOUGHT LIFE INSURANCE COMPANY


/s/ Stephen R. Lang
Stephen R. Lang
Vp & General Manager, FLIC